UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2012 (December 21, 2012)

American Realty Capital - Retail Centers of America, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-169355	27-3279039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

American Realty Capital — Retail Centers of America, Inc. (the “Company”) previously filed a Current Report on Form 8-K on December 28, 2012 (the “Original Form 8-K”) reporting its acquisition of a fee-simple interest in a retail power center known as the San Pedro Crossing Shopping Center located in San Antonio, Texas (the “San Pedro Crossing Shopping Center”). This Current Report on Form 8-K/A is being filed solely for the purposes of amending the Original Form 8-K to provide (i) the financial information related to such acquisition on December 21, 2012 as required by Item 9.01 and (ii) certain additional information with respect to such acquisition.

Item 2.01. Completion of Acquisition or Disposition of Assets

The following two paragraphs are added to the end of the disclosure under Item 2.01 of the Original Form 8-K.

In evaluating the San Pedro Crossing Shopping Center as a potential acquisition and determining the appropriate amount of consideration to be paid, we have considered a variety of factors including: location; demographics; credit quality of the tenants; duration of the in-place leases; strong occupancy and the fact that the overall rental rates are comparable to market rates; expenses; utility rates; ad valorem tax rates; maintenance expenses; the level competition in the rental market; and the lack of required capital improvements.

The Company believes that the San Pedro Crossing Shopping Center is well located, has acceptable roadway access and is well maintained. The San Pedro Crossing Shopping Center is subject to competition from similar properties within its respective market area, and the economic performance of the tenants in the San Pedro Crossing Shopping Center could be affected by changes in local economic conditions. The Company did not consider any other factors material or relevant to the decision to acquire the San Pedro Crossing Shopping Center, nor, after reasonable inquiry, is the Company aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01. Financial Statements and Exhibits.

Report of Independent Certified Public Accountants

Board of Directors and Stockholders

American Realty Capital - Retail Centers of America, Inc.

We have audited the accompanying Historical Summary of the fee simple interest in the San Pedro Crossing Shopping Center which comprises the statement of revenues and certain expenses for the year ended December 31, 2011, and the related notes to the Historical Summary.

Management's responsibility for the financial statement
Management of American Realty Capital - Retail Centers of America, Inc. is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditor's responsibility
Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses of the San Pedro Crossing Shopping Center for the year ended December 31, 2011, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
The accompanying Historical Summary was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K/A of American Realty Capital - Retail Centers of America, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the San Pedro Crossing Shopping Center's revenue and expenses.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 4, 2013

THE SAN PEDRO CROSSING SHOPPING CENTER

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Nine Months Ended	Year Ended
	September 30, 2012	December 31, 2011
	(Unaudited)
Revenues:
Rental income	$2,314	$3,008
Operating expense reimbursements	610	725
Total revenues	2,924	3,733

Certain expenses:
Real estate taxes	512	683
Property operating	177	270
Insurance	58	71
Total certain expenses	747	1,024
Revenues in excess of certain expenses	$2,177	$2,709

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

THE SAN PEDRO CROSSING SHOPPING CENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the nine months ended September 30, 2012 are unaudited)

1. Background and Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses (“Historical Summary”) include the operations of a fee-simple interest in a retail power center known as the San Pedro Crossing Shopping Center located in San Antonio, Texas (the “San Pedro Crossing Shopping Center”) for the year ended December 31, 2011 and the nine months ended September 30, 2012. American Realty Capital - Retail Centers of America, Inc. (the “Company”) completed its acquisition of the San Pedro Crossing Shopping Center through a wholly owned subsidiary of its operating partnership, from an unaffiliated third party on December 21, 2012, for $32.6 million, excluding closing costs. The San Pedro Crossing Shopping Center contains 201,965 rentable square feet and is 97.4% leased to 10 tenants.

The accompanying Historical Summary has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the San Pedro Crossing Shopping Center was acquired from an unaffiliated party and (b) based on due diligence of the San Pedro Crossing Shopping Center by the Company, management is not aware of any material factors relating to the San Pedro Crossing Shopping Center that would cause this financial information not to be indicative of future operating results.

2.  Summary of Significant Accounting Policies

Revenue Recognition

Under the terms of the leases, the tenants pay monthly operating expense reimbursements to the property's owner for certain expenses. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of $0.4 million and approximately $3,000 over the rent payments received in cash for the year ended December 31, 2011 and for the nine months ended September 30, 2012, respectively.

The following table lists the tenant whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants of the San Pedro Crossing Shopping Center on a straight-line basis as of September 30, 2012 and December 31, 2011:

Tenant	September 30, 2012	December 31, 2011
Toys "R" Us	28.9%	28.0%
Barnes and Noble Booksellers, Inc.	17.3%	16.7%
The Container Store, Inc.	17.2%	16.7%

The termination, delinquency or non-renewal of these leases may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income on a straight-line basis as of September 30, 2012 and December 31, 2011.

Use of Estimates

The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

THE SAN PEDRO CROSSING SHOPPING CENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the nine months ended September 30, 2012 are unaudited)

3. Future Minimum Lease Payments

At September 30, 2012, the San Pedro Crossing Shopping Center was 97.4% leased under non-cancelable operating leases with a remaining lease term of 4.7 years on a weighted average basis. Future minimum lease payments are as follows (in thousands):

Future Minimum Lease Payments
October 1, 2012 to December 31, 2012	$758
2013	3,043
2014	2,672
2015	2,391
2016	2,167
2017 and thereafter	7,103
Total	$18,134

4. Subsequent Events

The Company has evaluated subsequent events through March 4, 2013, the date which this Historical Summary has been issued and has determined that there have not been any events that have occurred that would require adjustments to the disclosures in the Historical Summary.

AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2012
(In thousands)

The following Unaudited Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital - Retail Centers of America, Inc. (“the Company”) had acquired the San Pedro Crossing Shopping Center as of September 30, 2012. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the San Pedro Crossing Shopping Center as of September 30, 2012, nor does it purport to present the future financial position of the Company.

(In thousands)	American Realty Capital - Retail Centers of America, Inc. (1)	The San Pedro Crossing Shopping Center (2)	Pro Forma American Realty Capital - Retail Centers of America, Inc.
Assets
Real estate investments, at cost:
Land	$2,887	$9,548	$12,435
Buildings, fixtures and improvements	17,084	16,873	33,957
Acquired intangible lease assets	2,115	6,550	8,665
Total real estate investments, at cost	22,086	32,971	55,057
Less: accumulated depreciation and amortization	(653)	—	(653)
Total real estate investments, net	21,433	32,971	54,404
Cash	1,023	—	1,023
Restricted cash	176	76	252
Prepaid expenses and other assets	276	32	308
Deferred costs, net (3)	269	439	708
Total assets	$23,177	$33,518	$56,695
Liabilities and Stockholders' (Deficit) Equity
Mortgage notes payable	$16,200	$24,525	$40,725
Notes payable	3,000	4,235	7,235
Below-market lease liabilities	494	371	865
Accounts payable and accrued expenses	6,186	483	6,669
Deferred rent and other liabilities	42	152	194
Distributions payable	25	—	25
Total liabilities	25,947	29,766	55,713
Common stock	5	1	6
Additional paid-in capital	(1,185)	3,751	2,566
Accumulated deficit	(1,590)	—	(1,590)
Total stockholders' (deficit) equity	(2,770)	3,752	982
Total liabilities and stockholders' (deficit) equity	$23,177	$33,518	$56,695

AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2012:

(1)	Reflects the Company's historical unaudited Balance Sheet as of September 30, 2012, as previously filed.

(2)
Reflects the acquisition of the San Pedro Crossing Shopping Center. The purchase price, excluding related expenses, was $32.6 million, which was funded through the sale of common stock as well as (a) a $18.0 million senior mortgage loan and (b) a $6.5 million mezzanine loan and (c) a $4.2 million note payable.

(3)	Reflects financing coordination fees of $0.2 million incurred and payable to the Company's Advisor.

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets and liabilities, as applicable, related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from one to ten years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values are amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about the property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2012

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2011 and the nine months ended September 30, 2012, are presented as if American Realty Capital - Retail Centers of America, Inc. (“the Company”) had acquired the San Pedro Crossing Shopping Center as of the beginning of the period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the San Pedro Crossing Shopping Center as of the beginning of the period presented, nor does it purport to present the future results of operations of the Company.

 Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2011:

(In thousands)	American Realty Capital - Retail Centers of America, Inc. (1)	The San Pedro Crossing Shopping Center (2)	Pro Forma Adjustments San Pedro Crossing Shopping Center		Pro Forma American Realty Capital - Retail Centers of America, Inc.
Revenues:
Rental income	$—	$3,008	$(269)	(3)	$2,739
Operating expense reimbursement	—	725	—		725
Total revenues	—	3,733	(269)		3,464
Operating expenses:
Property operating	—	1,024	—		1,024
General and administrative	313	—	—		313
Depreciation and amortization	—	—	2,766	(4)	2,766
Total operating expenses	313	1,024	2,766		4,103
Operating (loss) income	(313)	2,709	(3,035)		(639)
Other expense:
Interest expense	—	—	(1,798)	(5)	(1,798)
Total other expenses	—	—	(1,798)		(1,798)
Net (loss) income	$(313)	$2,709	$(4,833)		$(2,437)

AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2012

Unaudited Pro forma Consolidated Statement of Operations for the nine months ended September 30, 2012:

(In thousands)	American Realty Capital - Retail Centers of America, Inc. (1)	The San Pedro Crossing Shopping Center (2)	Pro Forma Adjustments San Pedro Crossing Shopping Center		Pro Forma American Realty Capital - Retail Centers of America, Inc.
Revenues:
Rental income	$499	$2,314	$(202)	(3)	$2,611
Operating expense reimbursement	131	610	—		741
Total revenues	630	2,924	(202)		3,352
Operating expenses:
Property operating	142	747	—		889
Acquisition and transaction related	387	—	—		387
General and administrative	232	—	—		232
Depreciation and amortization	633	—	2,074	(4)	2,707
Total operating expenses	1,394	747	2,074		4,215
Operating (loss) income	(764)	2,177	(2,276)		(863)
Other expense:
Interest expense	(438)	—	(1,349)	(5)	(1,787)
Total other expenses	(438)	—	(1,349)		(1,787)
Net (loss) income	$(1,202)	$2,177	$(3,625)		$(2,650)

AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

 Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2011 and the nine months ended September 30, 2012.

(1) Reflects the Company's historical operations for the period indicated as previously filed.
(2) Reflects the operations of the San Pedro Crossing Shopping Center for the period indicated.
(3) Represents adjustments to straight-line rent for lease terms as of the acquisition date as well as adjustments for below and above market leases.
(4) Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of each period presented.  Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures.  The value of in-place leases and tenant improvements are amortized to expense over the initial term of the respective leases, which ranges from one to ten years.
(5) Represents interest expense that would have been recorded on debt incurred in connection with the acquisition, had the property been acquired as of the beginning of the periods presented. The Company financed a portion of the acquisition with a senior mortgage loan of $18.0 million which bears interest annually at annual fixed rate of 3.73%, a mezzanine loan of $6.5 million which bears interest at an annual fixed rate of 10.0% through June 2013, and an annual fixed rate of 14.0% through maturity in December 2013, and a $4.2 million note payable which bears interest at an annual fixed interest rate of 6.0%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA, INC.

Dated: March 4, 2013	By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President and Chief Financial Officer